Exhibit 99.2

2016 SECOND QUARTER

supplemental information

THE BEST IN RETAIL FROM EVERY ANGLE®

TABLE OF CONTENTS

1 EARNINGS RELEASE ..... i – vii

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Same Store Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10
Expansions and Pad Development Opportunities 11
Acquisitions 12
Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – August 2, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2016.
FINANCIAL RESULTS
For the quarter ended June 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $26.2 million, or $0.11 per share, compared to $28.3 million, or $0.12 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $73.9 million, or $0.31 per share, compared to $54.1 million, or $0.23 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $66.7 million, or $0.28 per share, compared to $61.9 million, or $0.26 per share, for the same period in 2015.
For the six months ended June 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $71.3 million, or $0.30 per share, compared to $39.0 million, or $0.16 per share, for the same period in 2015;

▪	FFO attributable to common shareholders of $150.3 million, or $0.64 per share, compared to $114.7 million, or $0.49 per share, for the same period in 2015; and

▪	Operating FFO attributable to common shareholders of $132.5 million, or $0.56 per share, compared to $124.2 million, or $0.53 per share, for the same period in 2015.
OPERATING RESULTS
For the quarter ended June 30, 2016, the Company’s portfolio results were as follows:

▪	4.2% increase in same store net operating income (NOI) over the comparable period in 2015;

▪	Total same store portfolio percent leased, including leases signed but not commenced: 95.6% at June 30, 2016, up 40 basis points from 95.2% at both March 31, 2016 and June 30, 2015;

▪	Total portfolio percent leased, including leases signed but not commenced: 95.0% at June 30, 2016, up 30 basis points from 94.7% at March 31, 2016 and up 50 basis points from 94.5% at June 30, 2015;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.9% at June 30, 2016, up 30 basis points from 94.6% at March 31, 2016 and up 50 basis points from 94.4% at June 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.82 at June 30, 2016, up 4.9% from $16.03 ABR per occupied square foot at June 30, 2015;

▪	920,000 square feet of retail leasing transactions comprised of 129 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 16.3% on new leases and 6.9% on renewal leases for a blended spread of 8.1%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2016, the Company’s portfolio results were as follows:

▪	3.2% increase in same store NOI over the comparable period in 2015;

▪	1,709,000 square feet of retail leasing transactions comprised of 269 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.3%, consisting of 7.1% on renewal leases and 8.5% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, four of which were sold in the second quarter, comparable cash blended leasing spreads were 8.0%, including 7.9% on renewal leases.

“Our Class A portfolio continues to produce results as highlighted by our strong quarterly same store NOI growth of 4.2%,” stated Steve Grimes, president and chief executive officer. “Additionally, we have made substantial progress toward achieving our 2016 capital recycling goals with over $400 million of non-target assets sold or under contract and we have expanded our footprint in our target markets with acquisitions in the Washington, D.C., Chicago, New York, Seattle and Dallas MSAs. We have seen a marked increase in leasing momentum at our Zurich Towers office property since the announcement of the Paylocity lease and we remain keenly focused on unlocking embedded value and monetizing this last remaining office asset.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $34.2 million of dispositions, which included the sales of eight single-user retail assets and one single-user outparcel. Subsequent to quarter end, the Company completed $54.8 million of dispositions, which included sales of two non-target multi-tenant retail assets for $48.0 million and two single-user retail assets for $6.8 million.
Additionally, the Company is under contract to sell four non-target multi-tenant retail assets for $170.5 million and six single-user retail assets for $26.5 million. These transactions are expected to close during the third quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $413.9 million of dispositions.
Acquisitions
During the quarter, the Company completed $126.3 million of acquisitions, which included the previously announced acquisition of The Shoppes at Union Hill located in the New York Metropolitan Statistical Area (MSA), in addition to Eastside in the Dallas MSA and Tacoma South in the Seattle MSA. Also, as previously announced, the Company acquired the fee interest in one of its multi-tenant retail properties for a gross purchase price of $13.9 million.
Year to date, the Company has completed $278.8 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $21.14.
Eastside – Dallas MSA
Eastside was acquired for a gross purchase price of $23.8 million. The property is a 67,000 square foot mixed-use center that consists of 44,000 square feet of retail space and 23,000 square feet of office space. The property is located in Richardson, Texas at the intersection of U.S. 75 and Campbell Road and benefits from traffic volumes in excess of 324,000 vehicles per day. Eastside is adjacent to 435 high-end apartment units and a 10-story, 180,000 square foot Class A office tower. The property generates inline sales productivity of approximately $500 per square foot and is 93.9% leased to a mix of national and regional tenants. The center is one mile from two DART Red Line Stations and is surrounded by the Telecom Corridor, which includes approximately 215,000 employees within five miles, making it one of the densest high-tech areas in the U.S.

Tacoma South – Seattle MSA
Tacoma South was acquired for a gross purchase price of $39.4 million. Located in Tacoma, Washington, the property is a 231,000 square foot community center that is 97.4% leased and anchored by the only Bass Pro Shop in the state of Washington. The property is situated with great visibility and access from I-5 and benefits from a strong population profile, with 265,000 people within a five-mile radius.
ZURICH TOWERS
As previously announced, the Company signed a 15-year lease with Paylocity for approximately 309,000 square feet at its Zurich Towers office property, achieving a re-leasing spread of 28.1%. Paylocity will phase into its total footprint beginning in late 2016 and continuing through early 2019. Zurich Towers is a Class A office property with twin 20-story towers totaling approximately 895,000 square feet and is located in Schaumburg, Illinois. The property is situated adjacent to Woodfield Mall, a Class A shopping mall easily accessible from two major highways.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2016, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.3x. Consolidated indebtedness had a weighted average contractual interest rate of 4.25% and a weighted average maturity of 4.6 years.
During the quarter, the Company repaid $6.6 million of mortgage debt, excluding amortization, with an interest rate of 7.30% and assumed a $16.0 million mortgage with an interest rate of 3.75% that matures in 2031 in connection with the acquisition of The Shoppes at Union Hill. In addition, the Company entered into an interest rate swap agreement to effectively fix the interest rate on $150.0 million of borrowings under its $250.0 million unsecured term loan at 0.6735% plus a credit spread through December 31, 2017. As of June 30, 2016, the all-in rate was 1.9735%.
GUIDANCE
The Company’s guidance for net income attributable to common shareholders is a range of $1.04 to $1.07 per share. The Company is revising its 2016 Operating FFO guidance range to $1.04 to $1.07 per share from $1.03 to $1.07 per share, based, in part, on the following assumptions:

▪	2016 same store NOI growth in the range of 2.5% to 3.5%;

▪	2016 general and administrative expenses in the range of $45 to $47 million;

▪	2016 dispositions in the range of $600 to $700 million;

▪	2016 acquisitions in the range of $375 to $475 million; and

▪	2016 unsecured debt capital issuance of $200 to $250 million during the fourth quarter of 2016, depending on market conditions.
DIVIDEND
On July 28, 2016, the Company declared the third quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2016, which will be paid on September 30, 2016 to preferred shareholders of record on September 20, 2016.
On July 28, 2016, the Company also declared the third quarter 2016 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 7, 2016 to Class A common shareholders of record on September 26, 2016.

WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 3, 2016 at 10:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 1:00 PM (ET) on August 3, 2016 until midnight (ET) on August 17, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13638171.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of June 30, 2016, the Company owned 185 retail operating properties representing 28.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, including The Sports Authority, Inc., which filed for bankruptcy in March 2016, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the six months ended June 30, 2016 represents NOI from the Company’s same store portfolio consisting of 168 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the six months ended June 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest on April 29, 2016. For the three months ended June 30, 2016, the Company’s same store portfolio consists of 172 retail operating properties inclusive of the same store portfolio for the six months ended June 30, 2016 and four additional retail operating properties acquired during the first quarter of 2015. The financial results reported in Other Investment Properties for the three months ended June 30, 2016 are inclusive of the topics described above for the six months ended June 30, 2016 excluding the four investment properties acquired during the first quarter of 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s

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performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$1.04	$1.07
Depreciation and amortization of depreciable real estate	0.90	0.90
Provision for impairment of investment properties	0.02	0.02
Gain on sales of depreciable investment properties	(0.85)	(0.85)
FFO attributable to common shareholders	$1.11	$1.14

Impact on earnings from the early extinguishment of debt, net	(0.05)	(0.05)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.04	$1.07

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,281,900	$1,254,131
Building and other improvements	4,459,618	4,428,554
Developments in progress	3,000	5,157
	5,744,518	5,687,842
Less accumulated depreciation	(1,476,970)	(1,433,195)
Net investment properties (includes $115,222 and $0 from consolidated variable interest entities, respectively)	4,267,548	4,254,647

Cash and cash equivalents	29,788	51,424
Accounts and notes receivable (net of allowances of $7,148 and $7,910, respectively)	79,523	82,804
Acquired lease intangible assets, net	146,522	138,766
Assets associated with investment properties held for sale	48,533	—
Other assets, net	136,422	93,610
Total assets	$4,708,336	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,651 and $1,865, respectively, unamortized discount of $(644) and $(1), respectively, and unamortized capitalized loan fees of $(6,164) and $(7,233), respectively)	$1,032,287	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,030) and ($1,090), respectively, and unamortized capitalized loan fees of $(3,152) and $(3,334), respectively)	495,818	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,995) and $(2,474), respectively)	447,005	447,526
Unsecured revolving line of credit	305,000	100,000
Accounts payable and accrued expenses	56,137	69,800
Distributions payable	39,320	39,297
Acquired lease intangible liabilities, net	108,602	114,834
Liabilities associated with investment properties held for sale	5,208	—
Other liabilities	69,886	75,745
Total liabilities	2,559,263	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of June 30, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,383 and 237,267 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,932,953	4,931,395
Accumulated distributions in excess of earnings	(2,783,560)	(2,776,215)
Accumulated other comprehensive loss	(562)	(85)
Total equity	2,149,073	2,155,337
Total liabilities and equity	$4,708,336	$4,621,251

2nd Quarter 2016 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Rental income	$115,194	$119,022	$230,454	$238,810
Tenant recovery income	29,654	29,416	60,010	60,716
Other property income	2,378	2,450	5,401	4,559
Total revenues	147,226	150,888	295,865	304,085

Expenses
Operating expenses	20,092	23,153	43,153	48,848
Real estate taxes	21,090	20,486	41,029	40,996
Depreciation and amortization	53,443	55,798	106,839	110,474
Provision for impairment of investment properties	4,142	3,944	6,306	3,944
General and administrative expenses	10,773	14,018	22,179	25,010
Total expenses	109,540	117,399	219,506	229,272

Operating income	37,686	33,489	76,359	74,813

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	6,978	—	6,978	—
Interest expense	(25,977)	(36,140)	(52,741)	(70,185)
Other income (expense), net	302	(306)	427	919
Income (loss) from continuing operations	18,989	(2,957)	44,676	5,547
Gain on sales of investment properties	9,613	33,641	31,352	38,213
Net income	28,602	30,684	76,028	43,760
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.11	$0.12	$0.30	$0.16

Weighted average number of common shares outstanding – basic	236,716	236,354	236,647	236,302

Weighted average number of common shares outstanding – diluted	236,902	236,356	236,781	236,305

2nd Quarter 2016 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035
Depreciation and amortization of depreciable real estate	53,100	55,523	106,194	109,924
Provision for impairment of investment properties	4,142	3,944	4,142	3,944
Gain on sales of depreciable investment properties	(9,613)	(33,641)	(31,352)	(38,213)
FFO attributable to common shareholders	$73,868	$54,147	$150,287	$114,690

FFO attributable to common shareholders per common share outstanding	$0.31	$0.23	$0.64	$0.49

FFO attributable to common shareholders	$73,868	$54,147	$150,287	$114,690
Impact on earnings from the early extinguishment of debt, net	4	4,231	(12,842)	7,017
Provision for hedge ineffectiveness	3	4	3	(21)
Provision for impairment of non-depreciable investment property	—	—	2,164	—
Gain on extinguishment of other liabilities	(6,978)	—	(6,978)	—
Executive separation charges (b)	—	3,537	—	3,537
Other (c)	(184)	—	(184)	(1,000)
Operating FFO attributable to common shareholders	$66,713	$61,919	$132,450	$124,223

Operating FFO attributable to common shareholders per common share outstanding	$0.28	$0.26	$0.56	$0.53

Weighted average number of common shares outstanding – basic	236,716	236,354	236,647	236,302
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information (d)
Lease-related expenditures (e)
Same store	$12,298	$6,403	$18,313	$12,856
Other investment properties	$438	$2,725	$3,076	$5,862

Capital expenditures (f)
Same store	$6,786	$4,853	$9,475	$6,752
Other investment properties	$5,085	$590	$5,319	$1,586

Straight-line rental income, net	$800	$630	$1,828	$1,642
Amortization of above and below market lease intangibles and lease inducements	$74	$199	$419	$461
Non-cash ground rent expense (g)	$624	$792	$1,400	$1,586

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(c)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income (expense), net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the six months ended June 30, 2016 consists of 168 retail operating properties. The same store portfolio for the three months ended June 30, 2016 consists of 172 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(g)	Includes amortization of acquired ground lease intangibles.

2nd Quarter 2016 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2016	December 31, 2015
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,241 and $7,052, respectively)	$28,494	$30,143
Straight-line receivables (net of allowances of $907 and $858, respectively)	51,029	52,661
Total	$79,523	$82,804

Other Assets, Net
Deferred costs, net	$32,135	$27,132
Restricted cash and escrows	70,761	35,804
Other assets, net	33,526	30,674
Total	$136,422	$93,610

Other Liabilities
Unearned income	$16,365	$22,216
Straight-line ground rent liability	29,943	35,241
Fair value of derivatives	565	85
Other liabilities	23,013	18,203
Total	$69,886	$75,745

Developments in Progress
Property available for future development	$3,000	$5,157

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Rental Income
Base rent	$113,213	$116,530	$225,197	$233,527
Percentage and specialty rent	1,107	1,663	3,010	3,180
Straight-line rent	800	630	1,828	1,642
Amortization of above and below market lease intangibles and lease inducements	74	199	419	461
Total	$115,194	$119,022	$230,454	$238,810

Other Property Income
Lease termination income	$1,027	$333	$2,685	$467
Other property income	1,351	2,117	2,716	4,092
Total	$2,378	$2,450	$5,401	$4,559

Property Operating Expense Supplemental Information
Bad Debt Expense	$17	$239	$619	$1,221
Non-Cash Ground Rent Expense (a)	$624	$792	$1,400	$1,586

General and Administrative Expense Supplemental Information
Acquisition Costs	$351	$287	$690	$1,198
Non-Cash Amortization of Stock-based Compensation	$1,675	$4,730	$3,699	$6,040

Additional Supplemental Information
Capitalized Compensation Costs – Construction and Development	$241	$—	$502	$—
Capitalized Internal Leasing Incentives	$85	$121	$164	$255
Capitalized Interest	$—	$—	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

2nd Quarter 2016 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of June 30 based on Same store portfolio for the Three Months Ended June 30, 2016			As of June 30 based on Same store portfolio for the Six Months Ended June 30, 2016
	2016	2015	Change	2016	2015	Change

Number of retail operating properties in same store portfolio	172	172	—	168	168	—

Occupancy	94.1%	93.6%	0.5%	94.1%	93.7%	0.4%

Percent leased (b)	95.6%	95.2%	0.4%	95.6%	95.3%	0.3%

Same Store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change

Base rent	$100,113	$97,065		$190,601	$186,859
Percentage and specialty rent	853	1,039		2,249	1,917
Tenant recovery income	26,845	25,555		50,637	50,179
Other property operating income (d)	957	1,002		1,786	1,955
	128,768	124,661		245,273	240,910

Property operating expenses (e)	16,917	17,630		33,271	34,803
Bad debt expense	(58)	171		2	684
Real estate taxes	19,042	17,747		35,490	34,363
	35,901	35,548		68,763	69,850

Same Store NOI (c)	$92,867	$89,113	4.2%	$176,510	$171,060	3.2%

(a)
For the six months ended June 30, 2016, our same store portfolio consists of 168 retail operating properties and excludes properties acquired or placed in service and stabilized during 2015 and 2016, our development property, our one remaining office property, three properties where we have begun activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2015 and 2016. For the three months ended June 30, 2016, our same store portfolio consists of 172 retail operating properties inclusive of the same store portfolio for the six months ended June 30, 2016 and four additional properties acquired during the first quarter of 2015.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of our presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items.

2nd Quarter 2016 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	June 30, 2016	December 31, 2015
Equity Capitalization
Common stock shares outstanding (a)	237,383	237,267
Common share price	$16.90	$14.77
	4,011,773	3,504,434
Series A preferred stock	135,000	135,000
Total equity capitalization	$4,146,773	$3,639,434

Debt Capitalization
Mortgages payable (b)	$1,037,444	$1,128,505
Unsecured notes payable (c)	500,000	500,000
Unsecured term loans (d)	450,000	450,000
Unsecured revolving line of credit	305,000	100,000
Total debt capitalization	$2,292,444	$2,178,505

Total capitalization at end of period	$6,439,217	$5,817,939

Calculation of Net Debt to Adjusted EBITDA Ratios (e)

	June 30, 2016	December 31, 2015

Total notional debt	$2,292,444	$2,178,505
Less: consolidated cash and cash equivalents	(29,788)	(51,424)
Total net debt	$2,262,656	$2,127,081
Total net debt and preferred stock	$2,397,656	$2,262,081
Adjusted EBITDA (f)	$382,292	$366,652
Net Debt to Adjusted EBITDA	5.9x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA	6.3x	6.2x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,651 and $1,865, discount of $(644) and $(1) and capitalized loan fees of $(6,164) and $(7,233), net of accumulated amortization, as of June 30, 2016 and December 31, 2015, respectively.

(c)
Unsecured notes payable exclude discount of $(1,030) and $(1,090) and capitalized loan fees of $(3,152) and $(3,334), net of accumulated amortization, as of June 30, 2016 and December 31, 2015, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,995) and $(2,474), net of accumulated amortization, as of June 30, 2016 and December 31, 2015, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

2nd Quarter 2016 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Series A and B Notes (a)
		Covenant		June 30, 2016

Leverage ratio (b)		< 60.0%	(b)	36.7%

Secured leverage ratio (b)	Unsecured Credit Facility: Series A and B notes:	< 45.0% < 40.0%	(b)	16.6%

Fixed charge coverage ratio (c)		> 1.50x		2.8x

Interest coverage ratio (d)		> 1.50x		3.3x

Unencumbered leverage ratio (b)		< 60.0%	(b)	34.2%

Unencumbered interest coverage ratio		> 1.75x		6.2x

4.00% Notes (e)
	Covenant	June 30, 2016

Leverage ratio (f)	< 60.0%	37.5%

Secured leverage ratio (f)	< 40.0%	17.0%

Debt service coverage ratio (g)	> 1.50x	3.6x

Unencumbered assets to unsecured debt ratio	> 150%	300%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to our Series A and B notes.

(e)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2016 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of June 30, 2016
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,037,444	5.99%	3.8 years

Unsecured notes payable:
Senior notes – 4.12% Series A due 2021	100,000	4.12%	5.0 years
Senior notes – 4.58% Series B due 2024	150,000	4.58%	8.0 years
Senior notes – 4.00% due 2025	250,000	4.00%	8.7 years
Total unsecured notes payable (b)	500,000	4.20%	7.8 years

Unsecured credit facility:
Term loan — fixed rate (c)	250,000	1.97%	4.5 years
Term loan — variable rate	200,000	1.91%	1.9 years
Revolving line of credit — variable rate	305,000	1.81%	3.5 years
Total unsecured credit facility (b)	755,000	1.89%	3.4 years

Total consolidated indebtedness	$2,292,444	4.25%	4.6 years

Consolidated Debt Maturity Schedule as of June 30, 2016

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2016	$35,430	4.12%	$—	—	$35,430	1.5%	4.12%
2017	227,451	5.08%	—	—	227,451	9.9%	5.08%
2018	11,647	6.52%	200,000	1.91%	211,647	9.2%	2.16%
2019	444,324	7.49%	—	—	444,324	19.4%	7.49%
2020	4,334	4.58%	305,000	1.81%	309,334	13.5%	1.85%
2021	373,249	2.73%	—	—	373,249	16.3%	2.73%
2022	217,153	4.87%	—	—	217,153	9.5%	4.87%
2023	31,758	4.13%	—	—	31,758	1.4%	4.13%
2024	151,737	4.57%	—	—	151,737	6.6%	4.57%
2025	251,809	4.00%	—	—	251,809	11.0%	4.00%
Thereafter	38,552	4.46%	—	—	38,552	1.7%	4.46%
Total	$1,787,444	4.93%	$505,000	1.85%	$2,292,444	100.0%	4.25%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2016, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.46%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,651, discount of $(644) and capitalized loan fees of $(6,164), net of accumulated amortization, as of June 30, 2016. Unsecured notes payable excludes discount of $(1,030) and capitalized loan fees of $(3,152), net of accumulated amortization, as of June 30, 2016. Term loans exclude capitalized loan fees of $(2,995), net of accumulated amortization, as of June 30, 2016. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of June 30, 2016.

(d)	Represents interest rates as of June 30, 2016.

2nd Quarter 2016 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2016
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2016
Consolidated Indebtedness
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	$7,803
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	55,034
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	82,439
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,508
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,307
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,142
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,115
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,610
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,426
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,162
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,698
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,939
IW JV 2009 portfolio (48 properties)	12/01/19	7.50%		Fixed	Secured	393,208
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,039
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,045
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,605
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	35,353
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,592
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	15,776
Mortgages payable (b)						1,037,444

Senior notes – 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Unsecured notes payable (b)						500,000

Term loan	01/05/21	1.97%	(c)	Fixed	Unsecured	250,000
Term loan	05/11/18	1.91%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	1.81%		Variable	Unsecured	305,000
Unsecured credit facility (b)						755,000

Total consolidated indebtedness	01/17/21	4.25%				$2,292,444

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2016, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.46%.

(b)
Mortgages payable excludes mortgage premium of $1,651, discount of $(644) and capitalized loan fees of $(6,164), net of accumulated amortization, as of June 30, 2016. Unsecured notes payable excludes discount of $(1,030) and capitalized loan fees of $(3,152), net of accumulated amortization, as of June 30, 2016. Term loans exclude capitalized loan fees of $(2,995), net of accumulated amortization, as of June 30, 2016.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of June 30, 2016.

2nd Quarter 2016 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of June 30, 2016
(dollar amounts in thousands)

Active Redevelopment
Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental GLA	Targeted Stabilization (c)	Projected Incremental Return on Cost (d)	Project Description

Reisterstown Road Plaza (e)	Baltimore	No	$11,000-$12,000	$251	(52,500)	Q4 2017	9.5%-11.5%
Renovation of existing property through de-mall and reconfiguration resulting in reduction of 61,200 gross sq. ft. multi-tenant retail, partially offset by 8,700 sq. ft. multi-tenant retail pad addition

Active Expansions / Pad Development
Property Name	MSA	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental GLA	Targeted Completion	Projected Incremental Return on Cost (d)	Project Description

Parkway Towne Crossing	Dallas	Yes	$3,500	$2,448	21,000	Q3 2016	9.5%-10.0%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,500	$963	(360)	Q3 2016	11.0%-11.5%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Shops at Park Place	Dallas	Yes	$3,800	$7	25,040	Q4 2017	8.75%-9.75%	25,040 sq. ft. pad development

Redevelopment Pipeline
Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Towson Circle	Baltimore	No	2017	Mixed-use redevelopment and monetization of air rights
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment
Merrifield Town Center II	Washington, D.C.	No (f)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	No (f)	2021	Redevelopment with increased density

(a)
A property is removed from our same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Properties listed under "Active Expansions / Pad Development" are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from our same store portfolio if they have otherwise met the criteria to be included in our same store portfolio.

(b)	Net costs represent our estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)	A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	We expect to begin demolition activities in Q3 2016.

(f)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in our same store portfolio.

We cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that we will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect management's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond our control, including, without limitation, general economic conditions, market conditions and other business factors.

2nd Quarter 2016 Supplemental Information	10

Retail Properties of America, Inc.
Expansions and Pad Development Opportunities as of June 30, 2016

We have identified the following potential opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond our control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, we can provide no assurances that any of these opportunities will be executed on or will ultimately be realized.

Property Name	Potential Additional Square Feet	MSA

Downtown Crown	3,000 - 9,000	Washington, D.C.
Gateway Plaza	8,000	Dallas
Watauga Pavilion	5,000	Dallas
Humblewood Shopping Center	5,000	Houston
Lakewood Towne Center	10,500	Seattle
Century III Plaza	6,000	Pittsburgh
Maple Tree Place	18,000	Burlington, VT
Governor's Marketplace	20,600	Tallahassee
High Ridge Crossing	7,500	St. Louis
Pavilion at King's Grant	32,500	Charlotte
Page Field Commons	4,700	Cape Coral-Fort Myers, FL
Fox Creek Village	6,500	Boulder

2nd Quarter 2016 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Six Months Ended June 30, 2016
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Assumed

Shoppes at Hagerstown (a)	January 15, 2016	Hagerstown	Multi-tenant retail	113,000	$27,055	$—
Merrifield Town Center II (a)	January 15, 2016	Washington, D.C.	Multi-tenant retail	76,000	45,676	—
Oak Brook Promenade (b)	March 29, 2016	Chicago	Multi-tenant retail	183,200	65,954	—
The Shoppes at Union Hill (c)	April 1, 2016	New York	Multi-tenant retail	91,700	63,060	15,971
Ashland & Roosevelt (d)	April 29, 2016	Chicago	Ground lease interest (d)	—	13,850	—
Tacoma South (b)	May 5, 2016	Seattle	Multi-tenant retail	230,700	39,400	—
Eastside (b)	June 15, 2016	Dallas	Multi-tenant retail	67,100	23,842	—

	Total 2016 acquisitions (through June 30, 2016)			761,700	$278,837	$15,971

(a)	These properties were acquired as a two-property portfolio. Merrifield Town Center II also contains 62,000 square feet of storage space for a total of 138,000 square feet.

(b)	These properties were acquired through consolidated variable interest entities (VIEs) to facilitate potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(c)	In conjunction with the acquisition, we assumed mortgage debt with a principal balance of $15,971 and an interest rate of 3.75% that matures in 2031.

(d)
We acquired the fee interest in an existing wholly-owned multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

There have been no acquisitions subsequent to June 30, 2016.

2nd Quarter 2016 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Six Months Ended June 30, 2016
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid, Forgiven, Assumed or Defeased		Defeasance Cost / Prepayment Premium

The Gateway	February 1, 2016	Multi-tenant retail	623,200	$75,000	(a)	$94,353	(a)	$—
Stateline Station	February 10, 2016	Multi-tenant retail	142,600	17,500		—		—
Six Property Portfolio (b)	March 30, 2016	Single-user retail	230,400	35,413		—		—
CVS Pharmacy – Oklahoma City	April 20, 2016	Single-user retail	10,900	4,676		—		—
Rite Aid Store (Eckerd)–Canandaigua & Tim Horton Donut Shop (c)	June 2, 2016	Single-user retail	16,600	5,400		—		—
Academy Sports – Midland (d)	June 15, 2016	Single-user retail	61,200	5,541		—		—
Four Rite Aid Portfolio (e)	June 23, 2016	Single-user retail	45,400	15,934		—		—
Beachway Plaza – Chase Bank outparcel (f)	June 30, 2016	Single-user outparcel	3,400	2,639		—		—

Total 2016 dispositions (through June 30, 2016)			1,133,700	$162,103		$94,353		$—

(a)
The property was disposed of through a lender-directed sale in full satisfaction of our mortgage obligation. Immediately prior to the disposition, the lender reduced our loan obligation to $75,000 which was assumed by the buyer in connection with the disposition. Along with the loan reduction, the lender received the balance of the restricted escrows that they held and the rights to unpaid accounts receivable and forgave accrued interest, resulting in a net gain on extinguishment of debt of $13,653.

(b)
Portfolio consists of the following properties: (i) Academy Sports – Houma, (ii) Academy Sports – Port Arthur, (iii) Academy Sports – San Antonio, (iv) CVS Pharmacy – Moore, (v) CVS Pharmacy – Saginaw and (vi) Rite Aid Store (Eckerd) – Olean. Disposition proceeds of $34,973 are temporarily restricted related to potential 1031 Exchanges and are included in "Other assets, net" in the condensed consolidated balance sheets.

(c)	The terms of the disposition of Rite Aid Store (Eckerd) – Canandaigua and Tim Horton Donut Shop were negotiated as a single transaction.

(d)	Disposition proceeds of $5,383 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

(e)
Portfolio consists of the following properties: (i) Rite Aid Store (Eckerd) – Cheektowaga, (ii) Rite Aid Store (Eckerd), W. Main St. – Batavia, (iii) Rite Aid Store (Eckerd), Union Rd. and (iv) Rite Aid Store (Eckerd) – Greece.

(f)	Disposition proceeds of $2,549 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

Subsequent to June 30, 2016, we closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased	Defeasance Cost / Prepayment Premium

Broadway Shopping Center	July 8, 2016	Multi-tenant retail	190,300	$20,500	$—	$—
Mid-Hudson Center (g)	July 21, 2016	Multi-tenant retail	235,600	27,500	—	—
Rite Aid Store (Eckerd), Main St. – Buffalo	July 27, 2016	Single-user retail	10,900	3,388	—	—
Rite Aid Store (Eckerd) – Lancaster	July 29, 2016	Single-user retail	10,900	3,425	—	—

	Subsequent dispositions		447,700	$54,813	$—	$—

(g)	Disposition proceeds of $25,812 are temporarily restricted related to a potential 1031 Exchange.

2nd Quarter 2016 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of June 30, 2016
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	20	$81,187	19.3%	$21.32	4,094	15.0%	93.0%	94.7%
Washington, D.C. / Baltimore, Maryland	14	52,642	12.5%	18.56	3,187	11.7%	89.0%	89.6%
New York, New York	8	33,857	8.0%	27.73	1,260	4.6%	96.9%	97.8%
Chicago, Illinois	6	19,829	4.7%	19.77	1,076	3.9%	93.2%	94.6%
Seattle, Washington	8	18,876	4.5%	14.10	1,473	5.4%	90.9%	94.3%
Atlanta, Georgia	9	18,807	4.4%	12.88	1,513	5.6%	96.5%	96.8%
Houston, Texas	9	15,191	3.6%	13.98	1,140	4.2%	95.3%	95.7%
San Antonio, Texas	3	11,661	2.8%	16.42	724	2.7%	98.1%	98.1%
Phoenix, Arizona	3	10,307	2.4%	16.73	632	2.3%	97.5%	98.1%
Austin, Texas	4	5,383	1.3%	16.09	350	1.3%	95.6%	95.6%
Subtotal	84	267,740	63.5%	18.58	15,449	56.7%	93.3%	94.4%

Non-Target – Top 50 MSAs
California	5	16,233	3.9%	18.60	954	3.5%	91.5%	93.5%
Florida	7	11,548	2.8%	17.64	754	2.8%	86.8%	97.4%
Pennsylvania	4	8,590	2.0%	11.42	757	2.8%	99.4%	99.4%
Virginia	1	4,749	1.1%	18.03	308	1.1%	85.5%	91.7%
Rhode Island	3	3,890	0.9%	14.89	271	1.0%	96.4%	97.1%
Indiana	2	2,967	0.7%	14.62	205	0.8%	99.0%	100.0%
Missouri	2	2,946	0.7%	10.14	531	1.9%	54.7%	74.1%
North Carolina	1	2,687	0.6%	11.03	286	1.0%	85.2%	85.2%
Connecticut	1	2,570	0.6%	24.61	115	0.4%	90.8%	90.8%
Massachusetts	1	1,714	0.4%	16.17	106	0.4%	100.0%	100.0%
Alabama	1	1,144	0.3%	14.98	78	0.3%	97.9%	97.9%
Tennessee	1	1,004	0.2%	11.38	93	0.3%	94.9%	94.9%
South Carolina	1	831	0.2%	12.22	68	0.3%	100.0%	100.0%
Subtotal	30	60,873	14.4%	15.27	4,526	16.6%	88.1%	93.0%

Subtotal Target Markets and Top 50 MSAs	114	328,613	77.9%	17.86	19,975	73.3%	92.1%	94.1%

Non-Target – Other
South Carolina	8	14,127	3.4%	12.35	1,173	4.3%	97.5%	97.5%
Texas	3	8,186	1.9%	13.33	651	2.4%	94.3%	94.5%
Florida	3	8,139	1.9%	13.69	616	2.3%	96.5%	97.5%
Vermont	1	7,844	1.9%	17.72	489	1.8%	90.5%	90.5%
Michigan	1	6,967	1.7%	22.30	333	1.2%	93.8%	94.2%
Massachusetts	1	5,745	1.4%	10.77	537	2.0%	99.3%	99.3%
New York	2	5,674	1.4%	9.43	604	2.2%	99.6%	99.6%
Tennessee	2	4,793	1.1%	11.48	445	1.6%	93.8%	93.8%
Washington	1	4,712	1.1%	13.07	378	1.4%	95.4%	95.4%
North Carolina	1	4,221	1.0%	11.11	380	1.4%	100.0%	100.0%
Pennsylvania	3	3,698	0.9%	15.14	264	1.0%	92.5%	92.9%
New Mexico	1	3,686	0.9%	16.55	224	0.8%	99.4%	99.4%
Georgia	2	3,551	0.8%	12.97	305	1.1%	89.8%	89.8%
Alabama	3	3,368	0.8%	12.45	274	1.0%	98.7%	100.0%
Conneticut	2	2,514	0.6%	12.96	194	0.7%	100.0%	100.0%
Maryland	1	1,993	0.5%	18.96	113	0.4%	93.0%	93.0%
Louisiana	1	1,448	0.3%	13.11	116	0.4%	95.2%	95.2%
Colorado	1	1,437	0.3%	13.70	108	0.4%	97.1%	97.1%
Ohio	1	1,029	0.2%	13.54	76	0.3%	100.0%	100.0%
Subtotal	38	93,132	22.1%	13.30	7,280	26.7%	96.2%	96.4%

Total Multi-Tenant Retail	152	421,745	100.0%	16.60	27,255	100.0%	93.2%	94.7%

Single-User Retail	33	19,851		23.41	848		100.0%	100.0%

Total Retail	185	441,596		16.82	28,103		93.4%	94.9%

Office	1	10,476		11.71	895		100.0%	100.0%

Total Operating Portfolio (b)	186	$452,072		$16.66	28,998		93.6%	95.0%

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes three multi-tenant retail operating properties classified as held for sale as of June 30, 2016.

2nd Quarter 2016 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2016
(square footage in thousands)

Total Retail Operating Portfolio:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy

Retail:
Multi-Tenant Retail
Target Markets	84	15,449	93.3%	7,234	98.8%	2,819	90.8%	2,107	91.0%	3,289	84.8%
Non-Target – Top 50 MSAs	30	4,526	88.1%	2,618	86.3%	852	95.1%	377	93.8%	679	82.7%
Non-Target – Other	38	7,280	96.2%	4,152	100.0%	1,303	98.0%	707	91.7%	1,118	82.7%
Total Multi-Tenant Retail (a)	152	27,255	93.2%	14,004	96.8%	4,974	93.4%	3,191	91.5%	5,086	84.1%

Single-User Retail	33	848	100.0%	500	100.0%	348	100.0%	—	—%	—	—%

Total Retail	185	28,103	93.4%	14,504	96.9%	5,322	93.8%	3,191	91.5%	5,086	84.1%

Total – % Leased including Signed	185	28,103	94.9%	14,504	98.2%	5,322	96.6%	3,191	92.1%	5,086	85.3%

(a)	Excludes three multi-tenant retail operating properties classified as held for sale as of June 30, 2016.

2nd Quarter 2016 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2016
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of June 30, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	22	$13,339	3.0%	$15.46	863	3.3%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	10	12,069	2.7%	19.69	613	2.3%

Ross Stores, Inc.		31	10,407	2.4%	11.40	913	3.5%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	37	10,275	2.3%	9.68	1,061	4.0%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	25	9,306	2.1%	13.81	674	2.6%

PetSmart, Inc.		28	8,547	1.9%	14.89	574	2.2%

Rite Aid Corporation		26	7,614	1.7%	22.53	338	1.3%

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	10	7,117	1.6%	13.53	526	2.0%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.6%	31.56	219	0.8%

The Home Depot, Inc.		6	6,496	1.5%	8.90	730	2.8%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	24	6,401	1.5%	11.81	542	2.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	28	5,798	1.3%	15.88	365	1.4%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	9	5,437	1.2%	13.46	404	1.5%

Publix Super Markets Inc.		12	5,405	1.2%	10.58	511	1.9%

The Sports Authority, Inc.		9	5,319	1.2%	13.40	397	1.5%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	10	5,234	1.2%	9.99	524	2.0%

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	47	5,222	1.2%	20.48	255	1.0%

Pier 1 Imports, Inc.		25	5,148	1.2%	20.35	253	1.0%

Office Depot, Inc.	Office Depot, OfficeMax	17	4,914	1.1%	14.08	349	1.3%

Lowe's Companies, Inc.		6	4,790	1.1%	6.44	744	2.8%
Total Top Retail Tenants		384	$145,749	33.0%	$13.43	10,855	41.3%

2nd Quarter 2016 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio as of June 30, 2016 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term	Tenant Allowances PSF
Q2 2016	129	920	$18.26	$16.89	8.11%		6.14	$9.20
Q1 2016	140	789	$21.75	$20.39	6.67%	(b)	5.05	$7.02
Q4 2015	109	517	$21.70	$19.75	9.87%		5.98	$13.07
Q3 2015	131	666	$19.01	$17.38	9.38%		5.94	$13.99
Total – 12 months	509	2,892	$20.13	$18.60	8.23%		5.74	$10.40

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2016	91	581	$18.19	$17.01	6.94%		4.85	$0.96
Q1 2016	105	627	$22.57	$21.03	7.32%	(b)	4.67	$3.36
Q4 2015	64	322	$21.66	$20.38	6.28%		4.73	$3.20
Q3 2015	80	412	$18.85	$17.57	7.29%		4.61	$0.05
Total – 12 months	340	1,942	$20.32	$18.99	7.00%		4.72	$1.91

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2016	12	91	$18.74	$16.11	16.33%		10.91	$22.81
Q1 2016	17	102	$16.73	$16.44	1.76%		8.68	$28.55
Q4 2015	17	81	$21.87	$17.22	27.00%		8.85	$36.89
Q3 2015	14	89	$19.77	$16.53	19.60%		8.58	$32.56
Total – 12 months	60	363	$19.12	$16.56	15.46%		9.25	$29.95

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2016	26	248	$13.40	n/a	n/a		7.78	$23.49
Q1 2016	18	60	$15.03	n/a	n/a		4.16	$8.53
Q4 2015	28	114	$16.76	n/a	n/a		7.91	$24.03
Q3 2015	37	165	$22.41	n/a	n/a		7.49	$38.86
Total – 12 months	109	587	$16.75	n/a	n/a		7.37	$26.40

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Excluding the impact from eight Ride Aid leases that were extended to effectuate the planned 2016 disposition of these single-user assets, combined comparable re-leasing spreads were approximately 7.95% and comparable renewal re-leasing spreads were approximately 8.88% for the three months ended March 31, 2016 over previous rental rates. During the three months ended June 30, 2016, four of the eight Right Aid properties were sold.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2016 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2016
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2016, of lease expirations scheduled to occur during the remainder of 2016 and each of the nine calendar years from 2017 to 2025 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of June 30, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	130	$8,425	1.9%	$21.94	$8,425	$21.94	384	1.5%	1.3%
2017	436	41,100	9.3%	16.35	41,240	16.41	2,513	9.6%	9.0%
2018	508	58,333	13.2%	18.76	59,246	19.05	3,110	11.8%	11.1%
2019	545	73,161	16.6%	18.45	74,510	18.79	3,966	15.1%	14.1%
2020	388	49,221	11.2%	15.75	50,324	16.10	3,126	11.9%	11.1%
2021	314	49,856	11.3%	17.34	52,340	18.20	2,876	10.9%	10.2%
2022	122	32,702	7.4%	13.99	35,067	15.01	2,337	9.0%	8.3%
2023	104	25,611	5.8%	15.45	27,347	16.49	1,658	6.4%	5.9%
2024	152	30,963	7.0%	15.78	33,498	17.07	1,962	7.4%	7.0%
2025	110	24,174	5.4%	16.80	26,454	18.38	1,439	5.5%	5.1%
Thereafter	122	45,927	10.4%	16.66	53,485	19.41	2,756	10.5%	9.9%
Month to month	45	2,123	0.5%	17.55	2,123	17.55	121	0.4%	0.4%
Leased Total	2,976	$441,596	100.0%	$16.82	$464,059	$17.68	26,248	100.0%	93.4%

Leases signed but not commenced	44	$5,981	—	$14.55	$6,519	$15.86	411	—	1.5%
Available							1,444	—	5.1%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	6	$1,751	0.4%	$18.05	$1,751	$18.05	97	0.4%	0.3%
2017	45	15,100	3.4%	10.36	15,100	10.36	1,457	5.6%	5.2%
2018	69	24,816	5.6%	13.47	25,031	13.58	1,843	7.0%	6.6%
2019	101	40,188	9.1%	14.91	40,378	14.98	2,695	10.3%	9.6%
2020	81	25,948	5.9%	12.00	25,976	12.01	2,162	8.2%	7.7%
2021	71	29,539	6.7%	14.17	30,364	14.57	2,084	7.9%	7.4%
2022	58	25,231	5.7%	12.24	26,761	12.98	2,061	7.9%	7.3%
2023	42	19,398	4.4%	13.76	20,352	14.43	1,410	5.4%	5.0%
2024	51	20,205	4.6%	12.53	21,204	13.15	1,612	6.1%	5.7%
2025	33	15,168	3.4%	13.26	16,067	14.04	1,144	4.4%	4.1%
Thereafter	59	36,704	8.3%	14.82	41,886	16.92	2,476	9.4%	8.9%
Month to month	1	162	0.1%	13.50	162	13.50	12	—%	—%
Leased Total	617	$254,210	57.6%	$13.34	$265,032	$13.91	19,053	72.6%	67.8%

Leases signed but not commenced	12	$3,639	—	$11.13	$3,859	$11.80	327	—	1.2%
Available							446	—	1.6%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	124	$6,674	1.5%	$23.25	$6,674	$23.25	287	1.1%	1.0%
2017	391	26,000	5.9%	24.62	26,140	24.75	1,056	4.0%	3.8%
2018	439	33,517	7.6%	26.45	34,215	27.00	1,267	4.8%	4.5%
2019	444	32,973	7.5%	25.94	34,132	26.85	1,271	4.8%	4.5%
2020	307	23,273	5.3%	24.14	24,348	25.26	964	3.7%	3.4%
2021	243	20,317	4.6%	25.65	21,976	27.75	792	3.0%	2.8%
2022	64	7,471	1.7%	27.07	8,306	30.09	276	1.1%	1.0%
2023	62	6,213	1.4%	25.05	6,995	28.21	248	1.0%	0.9%
2024	101	10,758	2.4%	30.74	12,294	35.13	350	1.3%	1.3%
2025	77	9,006	2.0%	30.53	10,387	35.21	295	1.1%	1.0%
Thereafter	63	9,223	2.1%	32.94	11,599	41.43	280	1.1%	1.0%
Month to month	44	1,961	0.4%	17.99	1,961	17.99	109	0.4%	0.4%
Leased Total	2,359	$187,386	42.4%	$26.04	$199,027	$27.66	7,195	27.4%	25.6%

Leases signed but not commenced	32	$2,342	—	$27.88	$2,660	$31.67	84	—	0.3%
Available							998	—	3.5%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2016 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which we owned 62,000 square feet as of June 30, 2016.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. We have adopted the NAREIT definition in our computation of FFO attributable to common shareholders. Management believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of our financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from our calculation of FFO attributable to common shareholders. We believe that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of our financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Comparison of our presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on our operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of our financial performance. Comparison of our presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2016 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the six months ended June 30, 2016 represents NOI from our same store portfolio consisting of 168 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the six months ended June 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, our development property, our one remaining office property, three properties where we have begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from our wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest on April 29, 2016. For the three months ended June 30, 2016, our same store portfolio consists of 172 retail operating properties inclusive of the same store portfolio for the six months ended June 30, 2016 and four additional retail operating properties acquired during the first quarter of 2015. The financial results reported in Other Investment Properties for the three months ended June 30, 2016 are inclusive of the topics described above for the six months ended June 30, 2016 excluding the four investment properties acquired during the first quarter of 2015.
We believe that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. We use these measures to evaluate our performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on our operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of our financial performance. Comparison of our presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of our financial performance. Comparison of our presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) our total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding our total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA. Comparison of our presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) our total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding our total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA. Comparison of our presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2016 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$26,239	$28,321	$71,303	$39,035
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	4,725	4,725
Gain on sales of investment properties	(9,613)	(33,641)	(31,352)	(38,213)
Depreciation and amortization	53,443	55,798	106,839	110,474
Provision for impairment of investment properties	4,142	3,944	6,306	3,944
General and administrative expenses	10,773	14,018	22,179	25,010
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	(6,978)	—	(6,978)	—
Interest expense	25,977	36,140	52,741	70,185
Straight-line rental income, net	(800)	(630)	(1,828)	(1,642)
Amortization of acquired above and below market lease intangibles, net	(395)	(390)	(971)	(841)
Amortization of lease inducements	321	191	552	380
Lease termination fees	(1,027)	(333)	(2,685)	(467)
Straight-line ground rent expense	764	932	1,680	1,866
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other (income) expense, net	(302)	306	(427)	(919)
NOI	104,767	106,879	208,151	213,257
NOI from Other Investment Properties	(11,900)	(17,766)	(31,641)	(42,197)
Same Store NOI	$92,867	$89,113	$176,510	$171,060

2nd Quarter 2016 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	June 30, 2016	December 31, 2015

Mortgages payable, net	$1,032,287	$1,123,136
Unsecured notes payable, net	495,818	495,576
Unsecured term loans, net	447,005	447,526
Unsecured revolving line of credit	305,000	100,000
Total	2,280,110	2,166,238
Mortgage premium, net of accumulated amortization	(1,651)	(1,865)
Mortgage discount, net of accumulated amortization	644	1
Unsecured notes payable discount, net of accumulated amortization	1,030	1,090
Capitalized loan fees, net of accumulated amortization	12,311	13,041
Total notional debt	2,292,444	2,178,505
Less: consolidated cash and cash equivalents	(29,788)	(51,424)
Total net debt	2,262,656	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,397,656	$2,262,081

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2016	December 31, 2015

Net income attributable to common shareholders	$26,239	$644
Preferred stock dividends	2,363	2,363
Interest expense	25,977	28,328
Depreciation and amortization	53,443	51,361
Gain on sales of investment properties, net of noncontrolling interest	(9,613)	(8,050)
Gain on extinguishment of other liabilities	(6,978)	—
Provision for impairment of investment properties	4,142	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$95,573	$91,663
Annualized	$382,292	$366,652

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

2nd Quarter 2016 Supplemental Information	22